Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-93403, No. 333-38114, No. 333-85392) of Ascendant Solutions, Inc. of our report dated March 26, 2004, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Dallas, Texas

March 30, 2004